EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is made and entered into this 23rd day of July, 1999, by and among Capital Media Group Limited (the "Company"), Capital Media (UK) Limited ("CM (UK)") (a wholly-owned subsidiary of the Company), Onyx Television GmbH ("Onyx") (a wholly-owned subsidiary of CM (UK)), Instar Holdings Inc. ("Instar"), Universal Independent Holdings Limited ("Universal"), Latitude Investments Limited ("Latitude"), Charles Koppel ("Koppel") and Clifton Securities Limited ("Clifton").

         In order to resolve pending disputes, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1 This settlement is final and satisfies in full any and all obligations and amounts due from the Company and its subsidiaries to Instar and Universal, including principal, interest and fees pursuant to all of the agreements and understandings (whether legally binding or not) between any or all of the parties in place at the date of this Agreement. In full and final settlement of all amounts due, the Company shall pay to Instar (on behalf of and for the benefit of Instar and Universal, collectively the "Creditors") the following:

         (a) US$1,000,000.00 upon signature of this Agreement by all the parties hereto ("the Closing") (as further defined below); and

         (b) US$1,200,000.00, payable, without interest, in 12 instalments of US$100,000.00 each over a twelve-month period, commencing on 1 February 1999 with the first payment to be made on the Closing (such payment being equal to all accrued but unpaid instalments as at the date of the Closing), and with subsequent instalments payable each month thereafter on, or within 15 days from, the 1st business day of each month (such 15 day period shall be inclusive of the 1st and 15th days and is described in this Agreement as "the Payment Period"). Each such payment shall be made in United States dollars in cash by wire transfer for value on the date of payment to such account as Instar may nominate in writing from time to time. The payments to be made hereunder shall not be subject to any set-off, deduction or other withholding. If the Company fails to make any instalment payment within the relevant Payment Period for such payment pursuant to this clause 1(b), all unpaid instalments (whether or not due) shall be accelerated and shall be immediately due and payable to Instar in full, without further demand by Instar, in the manner described in this clause 1(b); and

         (c) The Company shall allot and issue to Instar, credited as fully paid and non-assessable and free of all liens, charges and encumbrances, 2,000,000 shares (the "Shares") of the Company's common stock. The Shares shall rank pari passu in all respects with all other issued shares in the capital of the Company. The issuance of such Shares shall take place (by the Company delivering to Instar a duly issued definitive stock certificate in respect of such shares) within 30 days of the first date after the date of this Agreement on which the shareholders of the Company approve any increase in the Company's authorised share capital. However, should the shareholders of the Company approve any increase in the Company's authorised share capital yet fail to issue the Shares to Instar within 30 days thereof the Company shall forthwith upon the expiry of such 30 day period pay to Instar the sum of US$800,000.00 in United States dollars in cash by wire transfer for same day value to such account as Instar may nominate in writing for this purpose, which payment shall be in final satisfaction of the Company's obligations to issue the Shares to Instar. Payment by the Company of the sum of US$800,000.00 in


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                  accordance with this clause shall comprise a complete
                  discharge of the Company's obligations to issue the Shares to Instar. Instar may at any time before issue of the Shares advise the Company as to a reallocation of these Shares to third parties, including those persons who are parties to this Agreement. The number of Shares issuable, as described above, is prior to a contemplated reverse split of the Company's shares on a 1 for 10 basis. If such reverse stock split is approved and implement by the Company, the number of shares issuable to Instar shall be adjusted pro rata fairly to reflect any such stock split.

         All payments to be made by the Company pursuant to this Agreement shall be made in full on the due date and without any set-off, counter-claim or deduction and without any withholding of whatsoever nature. For the avoidance of doubt, any claim or counterclaim which the Company may in future have or obtain against the Creditors shall be required to be sued upon under a separate action and shall in no way affect or reduce the Company's obligations hereunder.

2 The Company has previously alleged that Latitude has failed to pay certain amounts due to CM (UK) in respect of subscriptions for shares in CM (UK) by Latitude in 1995. Latitude has disputed this. Latitude, the Company and CM (UK) hereby acknowledge and agree that this Agreement and the settlement described herein shall constitute full and final settlement of any amount(s) payable by Latitude to the Company or CM (UK) which are hereby waived and released in all respects and for all purposes, and that neither the Company nor CM(UK) shall have any right to claim against Latitude in respect of any matter between them as at the date hereof (any such right or claim being hereby released and discharged in all respects).

3 As of the Closing, Instar and Universal shall release all charges which they presently hold over the assets of the Company, CM (UK) and Onyx. At the Closing, Instar and Universal shall execute the deeds of release in the agreed form.

4 Instar agrees to pay S J Berwin & Co for any fees and costs due to them for legal services rendered to Instar and Universal in respect of the US$2,000,000.00 loan facility agreement, and the transponder guarantee agreement, between Instar and Universal on the one hand, and the Company, CM (UK) and Onyx, on the other hand. The Company, CM (UK) and Onyx shall no longer be obligated under the terms of such agreements to reimburse Instar and Universal with respect to the payment of any such fees and costs, and Instar and Universal shall indemnify the Company, CM (UK) and Onyx from any liability to S J Berwin & Co for any such fees.

5 Closing of this Agreement shall take place immediately following its signature and exchange. At the Closing:

         (a)      Instar and Universal shall deliver to the Company:

                  (i) irrevocable proxies in the agreed form from each of Latitude, Transit, Koppel, Telor International Limited, Karl Hauptmann, James Leitner, Barry Townsley, Edgeport Nominees Limited (to the extent that any shares in the capital of the Company held by Edgeport Nominees Limited are beneficially owned by Barry Townsley) and Clifton to vote all of the shares of the Company's outstanding common stock which they own in favor of all of the proposals reflected in the proxy and to be presented by the Company's management for consideration at a meeting of the Company's stockholders (the "Meeting"), which Meeting is expected to be held during the first half of 1999; and

                  (ii) the deeds of release of the charges they presently hold over the assets of the Company and/or CM (UK) and/or Onyx in the agreed form duly executed; and

         (b)      the Company shall:

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                  (i)      pay to Instar the sum of US$1,000,000.00 referred to
                           in clause 1(a), and any unpaid instalments due pursuant to clause 1(b), in United States dollars in cash by wire transfer for same day value to such account as Instar may nominate in writing for this purpose;

                  (ii) deliver to Instar the letter in the agreed form from Superstar Ventures Limited ("Superstar") to Instar, inter alia, consenting to the Agreement; and

                  (iii) deliver to Instar the letter in the agreed form from Capital Growth International LLC, as successor by merger to U.S. Sachem Financial Consultants, L.P.,to such persons as Instar may require, inter alia, confirming the release of certain restrictions on dealing in shares in the capital of the Company.

6 Subject to and except for the obligations arising under this Agreement, with effect from the Closing:

         (a) the Company, CM (UK) and Onyx each hereby knowingly, voluntary, absolutely and unconditionally release and discharge each of Instar, Universal, Latitude, Transit, Charles Koppel, Clifton and each of their respective subsidiaries, affiliates, officers, directors, trustees, shareholders, agents, employees, consultants, attorneys, successors and other legal representatives and permitted assigns (both in their official and individual capacities) from any and all obligations, claims or liabilities of whatsoever nature (and whether actual, contingent or otherwise) in connection with, arising from or relating to the relationship and agreements (and disputes) between any of Instar, Universal, and Latitude, on the one hand, and any of the Company, CM (UK) and Onyx, on the other hand;

         (b) Instar, Universal, Latitude, Transit, Charles Koppel and Clifton each hereby knowingly, voluntary, absolutely and unconditionally release and discharge each of the Company and each and every of its respective subsidiaries (including CM
                  (UK) and Onyx), affiliates, officers, directors, trustees, shareholders, agents, employees, consultants, attorneys, successors and other legal representatives and permitted assigns (both in their official and individual capacities) from any and all obligations, claims or liabilities of whatsoever nature (and whether actual, contingent or otherwise) in connection with, arising from or relating to the relationship and agreements (and disputes) between any of Instar, Universal, and Latitude, on the one hand, and any of the Company, CM (UK) and Onyx, on the other hand;

         (c) the Company, CM (UK) and Onyx and each and every of their respective subsidiaries (collectively, "the Companies") each hereby knowingly, voluntary, absolutely and unconditionally release and discharge Charles Koppel from any and all obligations, claims or liabilities of whatsoever nature (and whether actual, contingent or otherwise) in connection with, arising from or relating to any cause or circumstances whatsoever (including, without limitation, the activities of the Company and its subsidiaries or arising out of Charles Koppel's service as an officer or director of the Company or its subsidiaries); provided however, for the avoidance of doubt, that this release shall not be deemed to be, or constitute for any purpose, a release or discharge by any director, officer or employee of any of the Companies of any claims or rights which any such director, officer or employee may have against Charles Koppel whether or not relating to the activities of the Companies;

         (d) Charles Koppel hereby knowingly, voluntary, absolutely and unconditionally releases and discharges each of the Companies from any and all obligations, claims or liabilities of such companies of whatsoever nature (and whether actual, contingent or otherwise) in connection with, arising from or relating to any cause or circumstances whatsoever

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                  (including, without limitation, the activities of the Company and its subsidiaries or Charles Koppel's service as a director or officer of the Company or its subsidiaries); provided however, for the avoidance of doubt, that this release shall not be deemed to be, or constitute for any purpose, a release or discharge of any director, officer or employee of any of the Companies, from any claims or rights Charles Koppel may have against any such person whether or not relating to the activities of the Companies; and

         (e) the Company, CM (UK) and Onyx shall forthwith dismiss with prejudice any and all lawsuits which they have filed against Charles Koppel, and Charles Koppel shall forthwith dismiss with prejudice any and all lawsuits which he has filed against the Company, CM (UK) or Onyx, and no party to any such litigation or proceedings shall have any liability to any party thereunder whether for costs or otherwise,

         (references in this clause to directors of the Company or its subsidiaries shall include any and all past, present or future directors and other officers of the Company or any of its subsidiaries).

6A As soon as possible following the date of this Agreement, and in any event prior to the close of business on the date 30 days after the date of this Agreement ("the Delivery Date"), the Company shall deliver, or procure the delivery by Groupe AB, to Instar of the Deed of Guarantee and Undertaking to Pay ("the Guarantee") in the agreed form duly executed by Groupe AB. As soon as possible following the date of this Agreement, and in any event prior to the close of business on the date 30 days after the Delivery Date ("the Opinion Date"), the Company shall deliver, or procure the delivery by Groupe AB, to Instar of a legal opinion in terms, and from French legal counsel, in each case reasonably satisfactory to Instar stating that the Guarantee is duly executed by Groupe AB, and is valid and binding upon Groupe AB, and is enforceable against Groupe AB in accordance with its terms. In the event that the Company commits any breach of its obligations hereunder, or fails to deliver or procure the delivery of the documents described in this clause 6A, on or prior to the Delivery Date, or the Opinion Date as the case may be, all outstanding obligations of the Company under this Agreement (including, for the avoidance of doubt, all unpaid instalment payments due under clause 1(b)) shall be accelerated and shall be immediately due and payable to Instar in full, without further demand by Instar, in the manner contemplated by this Agreement.

7 If at any time after the date of this Agreement the Company files a registration statement to register for resale any shares or other securities of, or in the capital of, the Company (other than solely to register shares of common stock in the capital of the Company the subject of warrants to subscribe for such shares subsisting as at the date of this Agreement, which the Company represents to Instar and Universal are required to be registered by the Company as soon as practicable pursuant to the terms of such warrants), the Company shall register the Shares for resale pursuant to the same registration statement. Issuance of the Shares shall not initially be registered under the United States Securities Act of 1933, as amended, and the Shares shall bear the following restrictive transfer legend (and stop transfer instructions shall be placed against the certificates representing the Shares):

         "THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO A VALID EXEMPTION, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR ON THE BASIS OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

8 The parties expressly agree that neither this Agreement nor the negotiations or proceedings leading up to this Agreement, nor the payment of any consideration pursuant to this Agreement, shall be taken to be an admission of any kind by any party.

9 This Agreement shall be considered to have been jointly drafted and shall not be construed against any party.

10 This Agreement shall inure to and shall be binding on all heirs, successors and interests, assigns and legal representatives of the parties.

11 By executing this Agreement, each party expressly acknowledges that it has had the advice of counsel regarding the effect of the execution and delivery of this Agreement, the releases and the consequences of all of the provisions of the Agreement and the releases.

12 Each party represents and warrants to each other party that it is fully empowered and authorised to enter into this Agreement, which constitutes valid and binding obligations upon it, and to perform and discharge the obligations hereunder.

13 This Agreement may not be modified or amended except by an agreement in writing signed by the Company, Instar and Universal.

14 Any headings, sections, paragraph numbers or other descriptions are inserted in this Agreement for convenience only and shall not control or affect the meaning or construction of any of the provisions herein.

15 This Agreement constitutes the entire agreement among the parties pertaining to the subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties, unless expressly adopted and referred to in this Agreement.

16 For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same binding agreement of the parties.

17 This Agreement shall be governed by and construed in accordance with English law and the parties hereby irrevocably submit for all purposes to the exclusive jurisdiction of the High Court of Justice in London, England.

18 In the event that any of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19 The "effective date" of this Agreement shall be the date of the Closing.

20 Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded all its legal fees and expenses calculated on the indemnity basis.

21 Any communication to be given in connection with this Agreement shall except where expressly provided otherwise be in writing and shall either by delivered by hand or sent by first class pre-paid post within the United Kingdom or sent by facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

22 Any such communication shall be sent to the address of the relevant party referred to below or to the facsimile number set out below or to such other address or facsimile number as may previously have been communicated to each other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person identified below:

         (a)      Instar Holdings Inc
                  The Company Complex
                  Ajeltake Islands
                  P O Box 1405

                  Majuro
                  Marshall Islands
                  MH96960

                  For the urgent attention of the Company Secretary

                  with a copy to:

                  Merlin Group Securities
                    Limited                   Facsimile number 00 44 1481 244299
                  Mont Crevelt House
                  South Quay
                  St Sampson's
                  Guernsey  GY2 4LH

                  For the urgent attention of Tony Bousfield

                  and to

                  S J Berwin & Co            Facsimile number 00 44 171 533 2222
                  222 Grays Inn Road
                  London  WC1X 8HB
                  England

                  For the urgent attention of Steven J Davis

         (b)      Universal Independent
                  Holdings Limited
                  Tropic Isle Building
                  Wickhams Cay
                  Road Town
                  Tortola
                  British Virgin Islands

                  For the urgent attention of the Company Secretary

                  with a copy to:

                  Kestrel SA                 Facsimile number 00 41 32 724 63 21
                  Pausilippe
                  Chemin des Trois-Portes ll
                  2000 Neuchatal
                  Switzerland

                  For the urgent attention of Stephen Screech

                  and to:

                  S J Berwin & Co            Facsimile number 00 44 171 533 2222
                  222 Grays Inn Road
                  London  WC1X 8HB
                  England

                  For the urgent attention of Steven J Davis

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         (c)      Capital Media Group
                    Limited,                  Facsimile number 00 33 1 4375 1237
                  Capital Media (UK) Limited
                  and Onyx Television GmbH

                  2 Rue du Nouveau Bercy
                  94229, Charenton, France

                  For the urgent attention of Gilles Assouline

                  with a copy to:

                  Akerman Senterfitt & Eidson Facsimile number 00 1 305 374 5095 One Southeast Third Avenue,
                  28th Floor
                  Miami
                  Florida 33131 - 1704

                  USA

                  For the urgent attention of Philip B Schwartz

         (d) to any other party at its principal place of business from time to time.

23       A communication shall be deemed to have been served:

         (a) if delivered by hand at the address referred to in clause 22, at the time of delivery;

         (b) if send by first class pre-paid post within the United Kingdom to the address referred to in clause 22, at the expiration of two clear days after the time of posting; and

         (c) if sent by facsimile to the number referred to in clause 23, at the time of completion of transmission by the sender.

         If a communication would otherwise be deemed to have been delivered outside of normal business hours (being 9.30 am to 5.30 pm on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the opening of business on the next Business Day.

24 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter within the United Kingdom or that the facsimile was despatched and a confirmatory transmission report produced.

25 A party may notify the other parties to this Agreement of a change to its name, relevant person, address or facsimile number for the purposes of clause 23 and such notification shall only be effective on the date specified in the notification as the date on which the change is to take place.

26 Save as expressly provided herein, the terms and existence of this Agreement shall be strictly confidential and no party shall divulge to any person (other than their respective professional advisers) the fact that this Agreement or any of the documents referred to herein has been entered into or any information regarding its terms or any matters contemplated by this Agreement or make any announcement relating to it without the prior agreement of Instar and the Company. This clause shall not prevent any party from making any announcement or disclosure which such party is required to make pursuant to applicable law or pursuant to the rules and regulations of the United States Securities & Exchange Commission ("SEC") or any other governmental or regulatory authority to which such party is subject. Each party agrees that any announcement or disclosure which it is required to make regarding the subject matter of this Agreement shall not include any information other than the fact this Agreement has been entered into and reasonable details of its terms stated herein. Additionally, a copy of this settlement agreement may be filed as an exhibit to the Company's filings with the SEC if so required by the rules and regulations of the SEC.

         IN WITNESS whereof this Deed has been entered into by each of the parties on the date written at the beginning of this document.

         THE COMMON SEAL of                        )
         CAPITAL MEDIA GROUP LIMITED               )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

         THE COMMON SEAL of                        )
         CAPITAL MEDIA (UK) LIMITED                )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

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         THE COMMON SEAL of                        )
         ONYX TELEVISION GmbH                      )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director

                  ..........................................................
                  Director

         THE COMMON SEAL of                        )
         INSTAR HOLDINGS, INC.                     )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

         THE COMMON SEAL of                           )
         UNIVERSAL INDEPENDENT HOLDINGS               )
         LIMITED was hereunto affixed in the presence )
         of two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

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         THE COMMON SEAL of                        )
         LATITUDE INVESTMENTS LIMITED              )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

         THE COMMON SEAL of                        )
         CLIFTON SECURITIES LIMITED                )
         was hereunto affixed in the presence of   )
         two of its directors:                     )

                   /s/
                  ..........................................................
                  Director
                   /s/
                  ..........................................................
                  Director

         EXECUTED AS A DEED by                     )
         CHARLES KOPPEL                            )   /s/
         in the presence of                        )